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                                                                     Exhibit 5
            PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING

                            SUNRISE PRESCHOOLS, INC.
                                 RESPONSE FORM

For Record Holders of Redeemable Common Stock Purchase Warrants issued September 11, 1987 [CUSIP NO. 867693 11 1] (the "Warrants").

  A COPY OF THIS RESPONSE FORM ACCOMPANIED BY PAYMENT OF THE FULL SUBSCRIPTION
   PRICE AND WARRANT CERTIFICATES SHOULD BE SUBMITTED TO THE WARRANT AGENT AS
                                    FOLLOWS:

                          IF HAND DELIVERED OR MAILED:

                   American Securities Transfer Incorporated
                          938 Quail Street, Suite 101
                         Lakewood, Colorado  80215-5513
                           Telephone: (303) 254-5300

The undersigned, as record holder of the Warrant Certificates described below, hereby subscribes for shares of Common Stock offered by the Company's Prospectus dated April 28, 1995, as supplemented through September 28, 1995, receipt of which is hereby acknowledged, pursuant to exercise of the Warrants as follows:

  Number of Warrants             Shares Subscribed         Subscription Price    Payment Enclosed*
                      X 1/16  =                       X     $1.00       =         U.S. $
  -------------------            -------------------                                    -------------------

           * Make check payable to "American Securities Transfer Incorporated."

  Name and Address of Record Holder:                   Certificate(s) Enclosed:
--------------------------------------------------     ------------------------------------------------------------------
                                                       Certificate No.                        No. of Warrants
                                                       ------------------------------------------------------------------
                                                       ------------------------------------------------------------------
                                                       ------------------------------------------------------------------
                                                                           Total Shares_______
                                                       ------------------------------------------------------------------

I represent that I am the record holder of Warrants, entitling me to purchase not less than the number of shares of Common Stock of Sunrise Preschools, Inc. listed above under "Shares Subscribed," that I have full authority to exercise the Warrants and that I executed this Response Form. Alternatively, I represent that I am the nominee record holder submitting the same for the beneficial owner thereof who has made the foregoing representation to me. I will use my best efforts to obtain and deliver to the Warrant Agent the Warrant Certificate(s) representing the Warrants, will execute any additional documents necessary or desirable to complete the exercise transaction and will otherwise cooperate with the Company in obtaining the Warrant Certificate(s) and completing the exercise transaction. I understand that until the Warrant Certificate(s) is delivered to the Warrant Agent or the record and beneficial ownership of the Warrants is otherwise conclusively established, the subscription funds delivered herewith will be held in an escrow account by the Warrant Agent. The Company may reject the within subscription and direct the Warrant Agent to return the subscription funds to the undersigned subscriber if and when it reasonably determines that the ownership of the Warrants cannot be conclusively established or if it determines that issuance of the Common Stock to me would violate the laws of the state in which I reside. I understand that upon completion of the exercise transaction, I will receive new certificates representing, for each sixteen Warrants submitted, one (1) share of Common Stock of the Company which will be mailed to the name and address shown above or pursuant to this special mailing instructions set forth below. See Instruction Number 4.

 PLEASE SIGN AND DATE BELOW                                              IF CERTIFICATES ARE TO BE MAILED TO ANOTHER ADDRESS
 Signature:                                                              Mail to:
           ---------------------------------------------------                   ------------------------------------------------
 Signature:                                                              Name(s)
           ---------------------------------------------------                  -------------------------------------------------
 Capacity:                                                               Address
          ----------------------------------------------------                  -------------------------------------------------
 Address:
         -----------------------------------------------------                  -------------------------------------------------
 Date:
         -----------------------------------------------------                  -------------------------------------------------
 Telephone:  (         )
              ---------  -------------------------------------

            PLEASE READ THE ATTACHED INSTRUCTIONS BEFORE COMPLETING
                       PLEASE DO NOT WRITE IN SPACE BELOW

  No. Warrants Received               No. Certificates                           No. and Denomination of New Certificates
-------------------------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS

  1. General. This response form is to be used by record holders for the exercise of Redeemable Common Stock Purchase Warrants issued September 11, 1987 (the "Warrants") (CUSIP No. 867693 11 1) by Sunrise Preschools, Inc. (the "Company"). If you are such a record holder and you desire to exercise your Warrants, you should complete and execute the Response Form attached hereto and return it to the Warrant Agent, accompanied by full payment of the subscription price and the Warrant Certificate(s). If you properly exercise your Warrants, for each sixteen Warrants surrendered, the Warrant Agent will forward to you new certificates representing one share of Common Stock.

  2. Completion and Delivery of the Response Form. Please fill out the shaded boxes on the Response Form, indicating the number of shares you wish to purchase, which may not exceed one-sixteenth of the number of Warrants you own, and calculate the amount of the payment for your subscription by multiplying the number of Warrants by one-sixteenth to determine the number of shares issuable upon the exercise of the Warrants. Once you have determined the number of shares issuable upon the exercise of your Warrants, multiply the number of shares by the per share subscription price of $1.00. The Warrants expire on November 6, 1995. Please print or type the name and address of the record holder of the Warrants in the shaded box indicated. The name of the record holder should correspond with the name in which the Warrants are registered, as written on the face of the Warrant Certificate, without alteration, enlargement or any change whatsoever. Indicate the "Warrant No." of the Warrant Certificate(s) surrendered and the number of Warrants represented by each Certificate. Date, sign and provide any other information requested on the Response Form, as appropriate. The method of delivery of the Response Form and any other required documents is at the option and risk of the holder but, delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

  3. Signatures on Response Form. If the Response Form is signed by the record holder of the Warrants exercised hereby, the signature must correspond with the name in which the Warrants are registered, as written on the face of the Warrant Certificate(s), without alteration, enlargement or any change whatsoever. If the Warrant Certificates tendered hereby are owned of record by two or more joint owners, all such owners must sign the Response Form. If the Response Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other person acting in a fiduciary capacity, such person should so indicate when signing and proper evidence satisfactory to the Warrant Agent of his authority so to act must be submitted. If the Response Form is signed by the registered owner(s) of the Warrant Certificates transmitted hereby, no endorsements of certificates or separate stock powers are required. If the Response Form is signed by a person other than the registered owner(s) of the Warrant Certificates transmitted hereby, the Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners' appear(s) on the Certificates. Signatures on such Certificates or stock powers must be guaranteed.

  4. Exercises On or Prior to November 6, 1995; Revocation. Exercises of Warrants on or prior to November 6, 1995 are considered to be made pursuant to an issuer tender offer. Accordingly, the Company is unable to issue the securities into which the Warrants are exercisable until after November 6, 1995. Warrant holders exercising on or prior to November 6, 1995, may revoke their election to exercise. Revocations must be received by the Warrant Agent on or prior to November 6, 1995. The method of delivery of the revocation is at the option and risk of the holder but, delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly issued, be used.

  5. Request for Assistance or Additional Copies. Questions and requests for assistance or additional copies of this Response Form, the Notice dated October 4, 1995, and the Prospectus may be directed to the Warrant Agent or to the Company at the addresses set forth below:


        The Warrant Agent:                                  The Company:
        American Securities Transfer Incorporated           Ronald J. O'Connor, Controller
        938 Quail Street, Suite 101                         Sunrise Preschools, Inc.
        Lakewood, Colorado  80215-5513                      9128 E.  San Salvador Drive, Suite 200
        Attn:  John Harmon                                  Scottsdale, Arizona 85258
        (303) 254-5300                                      (602) 860-1611